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                                                                      EXHIBIT 24


                CONTINENTAL HOMES HOLDING CORP.

                       POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback and Kenda B. Gonzales, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (the "Registration Statement") relating to securities of Continental Homes Holding Corp., and to sign any and all amendments to the Registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Signatures                   Title                 Date

/s/  Donald R. Loback
_________________________  Chairman, Chief         October 18, 1995
(Donald R. Loback)         Executive Officer
                           and Director

/s/  Kenda B. Gonzales
_________________________  Chief Financial         October 18, 1995
(Kenda B. Gonzales)        Officer, Treasurer
                           and Secretary

/s/  W. Thomas Hickcox
_________________________  President, Chief        October 18, 1995
(W. Thomas Hickcox)        Operating Officer
                           and Director

/s/  Bradley S. Anderson
_________________________  Director                October 18, 1995
(Bradley S. Anderson)
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/s/  Jo Ann Rudd
______________________        Director                    October 18, 1995
(Jo Ann Rudd)

/s/  William Steinberg
______________________        Director                    October 18, 1995
(William Steinberg)